SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 28, 2003


                             ADEPT TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)


       California                      0-27122                    94-2900635
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
     of Incorporation)                                       Identification No.)


         150 Rose Orchard Way                                       95134
              San Jose, CA                                        (Zip Code)
  (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (408) 432-0888

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.           Other Events.

     This report is being filed by Adept Technology, Inc. ("Adept") to announce that it has been notified by The Nasdaq Stock Market, Inc. that its application to transfer the listing of its common stock from the Nasdaq National Market to the Nasdaq SmallCap Market has been denied as a result of its failure to meet certain minimum listing requirements and that its common stock is subject to delisting. Adept also indicated that it has requested a hearing to appeal the delisting decision to a Nasdaq Listing Qualifications Panel. Nasdaq stated in its letter that a hearing request will stay delisting of Adept's securities pending the Panel's decision on Adept's plans to remedy the deficiencies resulting in the delisting decision. The press release issued by Adept relating to the delisting announcement and hearing request is filed as Exhibit 99.1 to this report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

         The following exhibit is filed with this report on Form 8-K:

         Exhibit No.                   Description
         -----------                   -----------

         99.1                 Press Release of Adept issued on February 4, 2003.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ADEPT TECHNOLOGY, INC.



Date:  February 4, 2003               By: /s/ Michael W. Overby
                                        ---------------------------------
                                      Michael W. Overby
                                      Vice President and Chief Financial Officer




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      Adept Technology Receives Nasdaq Delisting Notice; Hearing Requested

     SAN JOSE, Calif.--(BUSNESS WIRE)--Feb. 4, 2003--Adept Technology, Inc. (Nasdaq/NMS:ADTK) today announced that it received a Nasdaq Staff Determination indicating that the Company's application to transfer the listing of its common stock from The Nasdaq National Market to The Nasdaq SmallCap Market was denied as a result of the Company's failure to comply with the minimum stockholders' equity requirement and minimum bid price requirement for continued listing, and that its securities are, therefore, subject to delisting from The Nasdaq National Market.
     The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the delisting decision. The request for a hearing will stay the delisting of the Company's securities, pending the Panel's decision on the Company's plans to remedy the deficiencies resulting in the delisting decision. There can be no assurance the Panel will grant the Company's request for continued listing on Nasdaq and its application to list its common stock on The Nasdaq SmallCap Market.

     This press release contains certain forward-looking statements that involve a number of risks and uncertainties. The company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, future economic, competitive and market conditions including those in Europe and Asia and those related to the company's strategic markets; the cyclicality of capital spending of the company's customers, including in the semiconductor industry and lack of long-term customer contracts; the company's dependence on the continued growth of the intelligent automation market; the company's highly competitive industry; rapid technological change within the intelligent automation industry; the lengthy sales cycles for the company's products; the company's significant fixed costs which are not easily reduced; the company's continuing operating losses causing the company to need to raise additional financing in the future; the company's dependence on retention and attraction of key employees; the risks associated with sole or single sources of supply and lengthy procurement lead times; the risks associated with acquisitions, including integration risks associated with our previous acquisitions; the risks associated with product defects; the potential delays associated with the development and introduction of new products or software releases; or decreased acceptance of the company's new or current products in the marketplace.
     For a discussion of additional risk factors relating to Adept's business, see Adept's annual report on Form 10-K for the fiscal year ended June 30, 2002 and Adept's quarterly report on Form 10-Q for the fiscal quarter ended September 28, 2002, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations contained therein.

     Adept Technology, Inc. designs, manufactures and markets intelligent production automation solutions for the photonics, telecommunication, semiconductor, automotive, appliance, food and life sciences industries throughout the world. Adept products are used for small parts assembly, material handling and ultra precision process applications and include robot mechanisms, real-time vision and motion controls, machine vision systems, system design software, process knowledge software, precision solutions and other flexible automation equipment. Adept was incorporated in California in 1983. More information is available at www.adept.com.

    CONTACT: Adept Technology
             Michael Overby, 408/434-5112
             investor.relations@adept.com